United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )
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Brightpoint, Inc

(Name of Registrant as Specified in Its Charter)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2008.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
Notice and Proxy Statement and Annual Report
To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

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BRIGHTPOINT, INC.
2601 METROPOLIS PARKWAY, SUITE 210
PLAINFIELD, INDIANA 46168

BRIGHTPOINT, INC.
Vote In Person
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for holders as of 03/17/08
is to be held on 05/13/08 at 9:00 a.m. EDT

at:	Brightpoint, Inc.’s Americas Division Headquarters 501 Airtech Parkway Plainfield, Indiana 46168

Directions from Corporate Office to Brightpoint North America
Exit parking lot and turn left on Perry Road. Follow Perry for approximately one mile to Stafford Road (first traffic signal). Turn left on Stafford Road and follow for approximately 1/2 mile to Airtech Parkway (first street on the left). Turn left onto Airtech Parkway and follow for approximately 1/2 mile. Brightpoint is on the right side of the street.
Directions to Brightpoint North America
From I-465, take I-70 West to the Six Points Road Exit (exit 9B). Turn right (north) on Six Points Road. Continue north to Stafford Road (first traffic signal). Turn left (west) on Stafford Road. Continue on Stafford for approximately 1/2 mile to Airtech Parkway. Turn right on Airtech Parkway and go approx 1/2 mile. Turn right into Brightpoint North America.
Directions from Brightpoint North America to I-70
Exit parking lot and turn left on Airtech Parkway. Follow Airtech Parkway to Stafford Road. Turn left onto Stafford and follow for approximately 1/2 mile to Six Points Road. Turn right on Six Points Road. Take I-70 East (Indianapolis) to return to 465.
Alternative: Turn right onto Stafford Road. Follow to Route 267 (approximately 2 miles). Turn left on 267 and follow to I-70 East (Indianapolis) to return to 465.

Voting items
The Board of Directors recommends a vote
“FOR” Proposals 1, 2 and 3

1.	Election of Class II Directors

Nominees:
01) Thorleif Krarup
02) Marisa E. Pratt
03) Richard W. Roedel

2.	Proposal to approve the amendment of Brightpoint’s 2004 Long-Term Incentive Plan to increase the number of shares available for issuance thereunder by 2,173,953 shares

3.	Proposal to ratify the appointment of Ernst & Young LLP as Brightpoint’s independent registered public accounting firm for the fiscal year ending December 31, 2008

4.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof, including approval of any adjournment or postponement of the meeting.